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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 22, 2003 on the financial statements of Campbell Strategic Allocation Fund, L.P. as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 and our report dated February 25, 2003 on the balance sheet of Campbell & Company, Inc. as of December 31, 2002, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
August 6, 2003